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FRONTIER INSURANCE GROUP, INC.           1997 FORM 10-K            EXHIBIT 21(a)



                       LIST OF REGISTRANT'S SUBSIDIARIES

The following is a list of Registrant's subsidiaries, all of which are wholly-owned.

                                                        State of Jurisdiction
                    Name                                  and Incorporation
-------------------------------------------             ---------------------
Frontier Insurance                                            New York

Medical Professional Liability Agency, Ltd.                   New York

Pioneer Claim Management, Inc.                                New York

Frontier Pacific Insurance Company                           California

Spencer Douglass Insurance Associates                        California

United Capitol Holding Company                                Delaware

United Capitol Insurance Company                              Illinois

Olympic Underwriting Managers, Inc.                            Georgia

Fischer Underwriting Group, Inc.                              New Jersey

Regency Financial Corporation                                  Delaware

Regency Insurance Company                                   North Carolina

Emrol Installment Premium Discount, Inc.                    North Carolina

Lyndon Property Insurance Company                              Missouri

Lyndon Life Insurance Company                                  Missouri

Lyndon Southern Insurance Company                             Louisiana

Gulfco Life Insurance Company                                 Louisiana

Twin Mercury Life Insurance Company                            Arizona

Lyndon General Agency of Texas, Inc.                            Texas

Environmental and Commercial Insurance Agency, Inc.              Ohio

Western Indemnity Insurance Company                             Texas





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